SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934



                          Date of Report: March 8, 2004

                 Date of earliest event reported: March 5, 2004



                          MAINE & MARITIMES CORPORATION

             (Exact name of registrant as specified in its charter)



                                      Maine

                         (State or other jurisdiction of

                         incorporation or organization)

                                   333-103749

                              (Commission File No.)

                                   30-0155348

                      (I.R.S. Employer Identification No.)

                   209 State Street, Presque Isle, Maine 04769

               (Address of principal executive offices) (Zip Code)

                   Registrant's telephone number: 207-760-2499

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Maine & Maritimes Corporation


Item 5. Other Events.
    --- -------------

           Maine & Maritimes Corporation Declares Quarterly Dividend

    PRESQUE ISLE, Maine--(BUSINESS WIRE)--March 8, 2004--Maine & Maritimes Corporation (AMEX ticker MAM) today announced that its Board of Directors declared a quarterly dividend of $0.38 per share on its common stock. This action continues Maine & Maritimes Corporation's indicated annual dividend level of $1.52 per share. The common dividend is payable April 1, 2004, to shareholders of record as of March 18, 2004.
    Maine & Maritimes Corporation is the parent company of Maine Public Service Company, an independent transmission and distribution utility; Energy Atlantic, LLC, a competitive electricity supply company, both headquartered in Presque Isle, Maine; Maine & Maritimes Energy Services Company, DBA The Maricor Group, and its Canadian subsidiary, Maricor Ltd., asset development and lifecycle services companies. The Company's corporate website is www.maineandmaritimes.com.

    Forward Looking Information:

    Except for historical information, all other information provided in this news release consists of "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1935. These "forward-looking statements" are subject to risks and uncertainties, which could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these risks and uncertainties are discussed and identified in Maine & Maritimes Corporation's public filings made with the Securities and Exchange Commission, and include (but are not limited to) a possible inability to raise adequate capital to execute proposed strategies, changes in overall strategy due to economic, regulatory, governmental and/or market conditions, the costs and difficulties related to integration of potentially acquired businesses, potential changes in customer and supplier relationships of potentially acquired firms, changes in governmental regulations, changes in management, and changes in financial markets.


    CONTACT: Maine & Maritimes Corporation
             Annette N. Arribas, 207-760-2402
             aarribas@maineandmaritimes.com


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAINE & MARITIMES CORPORATION

Date:  March 8, 2004



By: /S/ J. Nicholas Bayne
    ---------------------
        President & CEO